July 21, 2021 Landstar System, Inc. Earnings Conference Call Second Quarter 2021 Date Published: 07/21/2021 Exhibit 99.2

Forward Looking Statements Disclaimer: The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements made in this slide presentation that are not based on historical facts are “forward looking statements.” This presentation may make certain statements containing forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Such statements are by nature subject to uncertainties and risks, including but not limited to: the operational, financial and legal risks detailed in Landstar’s Form 10-K for the 2020 fiscal year, described in the section Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements. In this slide presentation, the Company provides the following information that may be deemed a non-GAAP financial measure: operating margin in the 2020 year-to-date and second quarter periods, excluding the impact of pandemic relief incentive payments from each period. Management believes that it is appropriate to present this financial information for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making. Date Published: 07/21/2021

Who We Are Landstar is a worldwide, technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third party capacity providers and employees. Date Published: 07/21/2021

Our Network Landstar Employees Approx. 1,300 Agents Approx. 1,200 Customers 25,000+ Capacity 79,000+ 2020 Results $4.1 billion in revenue 2.0 million loadings 508 million dollar agents 10,991 BCO trucks (2020 year-end) 69,025 Carriers (2020 year-end) 17,000+ Trailers (2020 year-end) Date Published: 07/21/2021

Percentage of Revenue 2Q20 2Q21 Truck Transportation Truckload Van equipment 59% 62% Unsided/platform equipment 30% 28% Less-than-truckload 3% 2% Rail intermodal 3% 3% Ocean and air cargo 4% 4% Transportation Management Services Date Published: 07/21/2021

Percentage change in rate is calculated on a revenue per load basis. Percentage change in volume is calculated on the number of loads hauled. Revenue ($’s in thousands) Date Published: 07/21/2021 Quarter Year-to-Date

Van Equipment Unsided/Platform Equipment Truckload Loadings and Revenue per Load Trends (Excludes LTL) Date Published: 07/21/2021

As a Percentage of Revenue 2Q20 2Q21 Quarter over Prior Year Quarter Change in Revenue Consumer Durables 24.3 29.5 133% Machinery 13.0 11.2 65% Building Products 9.7 8.7 73% AA&E, Hazmat 9.6 9.2 83% Automotive 4.3 6.7 198% Foodstuffs 5.8 3.7 20% Metals 5.3 5.2 87% Substitute Line Haul 3.7 6.1 216% Other 24.3 19.7 56% Transportation Revenue 100.0 100.0 92% Industries Served Date Published: 07/21/2021

13.7% 14.1% Gross profit equals revenue less the cost of purchased transportation and commissions to agents. Gross profit margin equals gross profit divided by revenue. Revenue on transactions with a fixed gross profit margin was 52% and 47% of revenue in the 2020 and 2021 year-to-date periods, respectively, and 51% and 46% of revenue in the 2020 and 2021 second quarters, respectively. Includes the impact of approximately $12.6 million related to BCO and agent pandemic relief incentive payments made in April and May 2020. The Company paid both the hauling BCO and agent dispatching the load an extra $50 for each BCO load delivered during these months. Gross Profit (1) and Gross Profit Margin (2) ($’s in thousands) Date Published: 07/21/2021 Quarter (4) Year-to-Date (4) 14.6% 14.3% 2nd Qtr (3) Changes in gross profit margin % 2020 Period 13.7 Revenue - fixed gp margin 0.1 Revenue - variable gp margin -0.5 Pandemic relief (4) 1.6 Change in mix and other -0.8 2021 Period 14.1 2nd Qtr YTD (3) Changes in gross profit margin % 2020 Period 14.6 Revenue - fixed gp margin 0.2 Revenue - variable gp margin -0.5 Pandemic relief (4) 0.7 Change in mix and other -0.7 2021 Period 14.3

50.5% Operating margin equals operating income divided by gross profit. Excluding the impact of the $12.6 million of pandemic relief incentive payments from the 2020 year-to-date and quarterly results, operating margin was 36.8% and 35.6% in the 2020 year-to-date and quarter periods, respectively. Operating Income and Operating Margin (1) ($’s in thousands) Date Published: 07/21/2021 Quarter (2) Year-to-Date (2) 28.4% 55.4% 33.7% 10 55.0%

Date Published: 07/21/2021 Truck Capacity Data (All information is provided as of the end of the period)

Net cash is defined as cash and cash equivalents plus short term investments less outstanding debt. Capital expenditures includes cash capital expenditures of $17.7 million and approximately $2.7 million for the acquisition of a business during the 2020 year-to-date period. Date Published: 07/21/2021 Key Balance Sheet and Cash Flow Statistics ($’s in thousands) % of 2013 % of 2013 % of 2012 Rev/GP Plan Rev/GP Proj Rev/GP YTD YTD Jun 27, Jun 26, External Revenue $0.21 #REF! #REF! 2020 2021 Purchased Transportation #REF! #REF! #REF! #REF! #REF! #REF! Balance sheet (period end amounts): Debt to Capital 0.13 0.09 Net Cash (1) $,183,374 $,157,333 Cash flow: Cash flow from operations $,198,385 $,137,176 Capital expenditures (2) $20,377 $9,000 Income Before Income Taxes #REF! #REF! #REF! Share repurchases $,115,962 $23,837 Dividends paid $93,382 $92,905 Returns: TTM Return on Equity 0.24 0.41 TTM Return on Invested Capital 0.21 0.36 TTM Return on Assets 0.13 0.2

Free Cash Flow (1) , Stock Purchases and Dividends Date Published: 07/21/2021 (In Thousands) (1) Free cash flow is defined as cash flow from operations less capital expenditures, each set forth on the prior slide. Second quarter 2021 YTD (000's) Free cash flow (1) $,128,176 Share purchases $23,837 Dividends paid $92,905 Ending common share count 38,276

Date Published: 07/21/2021